As filed with the Securities and Exchange Commission on January 21, 2022

UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BIP Bermuda Holdings I Limited**

(Exact name of registrant as specified in its charter)

Bermuda	98-0564348
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda 441-294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

** See Table of Additional Registrants below.

Copies to:

Mile T. Kurta, Esq.

Christopher R. Bornhorst, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.125% Perpetual Subordinated Notes (and the subordinated guarantees related thereto)	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-262098, 333-262098-01, 333-262098-02 , 333-262098-03 , 333-262098-04, 333-262098-05, and 333-262098-06.

Securities to be registered pursuant to Section 12(g) of the Act: None

** TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co- Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer ID Number	Address and Telephone Number of Principal Executive Offices	Name, Address and Telephone Number of Agent for Service
Brookfield Infrastructure Partners L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
Brookfield Infrastructure L.P.	Bermuda	98-0550560	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
Brookfield Infrastructure Finance ULC	Alberta	98-1231205	181 Bay Street, Suite 300 Toronto, Ontario, Canada +1 (416) 363-9491	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
Brookfield Infrastructure Holdings (Canada) Inc.	Ontario	98-0619542	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
Brookfield Infrastructure US Holdings I Corporation	Delaware	46-3961625	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
BIPC Holdings Inc.	Ontario	N/A	Suite 300, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000

INFORMATION REQUIRED IN REGISTRATION STATEMENT

BIP Bermuda Holdings I Limited (the “Issuer”), Brookfield Infrastructure Partners L.P. (the “Partnership”), Brookfield Infrastructure L.P. (“BILP”), Brookfield Infrastructure Finance ULC (“Alberta Finco”), Brookfield Infrastructure Holdings (Canada) Inc. (“Can Holdco”), Brookfield Infrastructure US Holdings I Corporation (“US Holdco”) and BIPC Holdings Inc. (“BIPC Holdings”, and together with BILP, Can Holdco, Alberta Finco and US Holdco, the “Subsidiary Guarantors”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated January 11, 2022 (the “Prospectus Supplement”) to a short-form base shelf prospectus dated January 11, 2022 (the “Base Prospectus”), relating to securities to be registered hereunder included in the Issuer’s, the Partnership’s and the Subsidiary Guarantors’ joint Registration Statement on Form F-3 (File Nos. 333-262098, 333-262098-01, 333-262098-02, 333-262098-03, 333-262098-04, 333-262098-05 and 333-262098-06), which became automatically effective upon filing with the SEC on January 11, 2022. Such securities will be listed for trading on the New York Stock Exchange under the symbol “BIPI.” The Base Prospectus and the Prospectus Supplement are deemed to be incorporated by reference into such Registration Statement.

Item 1.	Description of Registrant’s Securities to be Registered.

The Issuer, the Partnership and the Subsidiary Guarantors are registering hereunder $300,000,000 in aggregate principal amount of the Issuer’s 5.125% Perpetual Subordinated Notes (the “Notes”). The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Partnership, and guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Subsidiary Guarantors. For a description of the Notes, reference is made to the information under the heading “Description of Debt Securities and Guarantees” of the Base Prospectus, as supplemented by the information under the heading “Description of the Notes” in the Prospectus Supplement. Such information is incorporated herein by reference and made a part of this registration statement in its entirety. The Notes will be governed by the Indenture dated January 21, 2022, as amended and supplemented by the First Supplemental Indenture, dated January 21, 2022, by and among the Issuer, the Partnership, the Subsidiary Guarantors, and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees, copies of which are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture dated January 21, 2022, by and among BIP Bermuda Holdings I Limited, as issuer, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure Finance ULC, Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc., as guarantors and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees (filed as Exhibit 4.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed on January 21, 2022)

4.2	First Supplemental Indenture dated January 21, 2022, by and among BIP Bermuda Holdings I Limited, as issuer, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure Finance ULC, Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc., as guarantors and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees (filed as Exhibit 4.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed on January 21, 2022)

4.3	Form of 5.125% Perpetual Subordinated Notes (filed as Exhibit 4.3 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed on January 21, 2022)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 21, 2022	bip Bermuda Holdings I Limited

	By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

Brookfield INFRASTRUCTURE Partners L.P. by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

	By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

Brookfield INFRASTRUCTURE L.P. by its general partner, Brookfield INFRASTRUCTURE Partners L.P. by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

	By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

Brookfield InFrastructure FInance ULC

	By:	/s/ David Krant
Name: David Krant
Title: Senior Vice President and Chief Financial Officer

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.

	By:	/s/ David Krant
Name: David Krant
Title: Senior Vice President and Chief Financial Officer

BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION

By:	/s/ Ralph Klatzkin
Name: Ralph Klatzkin
Title: Vice President

BIPC HOLDINGS INC.

By:	/s/ David Krant
Name: David Krant
Title: Senior Vice President